UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

May 23, 2005

Terra Nostra Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada

000-49631

86-0873500

 (State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

1000 – 1166 Alberni Street, Vancouver, BC

V6E 3Z3

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code  (604) 694-1110

2160, De La Montagne suite 720, Montreal, Québec, Canada

H3G 2T3

 (Former name or former address, if changed since last report)

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

Terra Nostra Resources Corp. (the “Company”) has appointed two (2) new members to its Board of Directors - Ms. Crystal Dawn Poe and Mr. Clarence Foo. The Company has also appointed Mr. William L. Melvin and Mr. George Chua as officers of the Company.

Ms. Crystal Dawn Poe

Ms. Crystal Dawn Poe was appointed to the Company’s Board of Directors on May 23, 2005.  Ms. Poe recently graduated with honors from the University of Edinburgh, receiving her MA in Economics.   Ms. Poe’s dissertation was on the economic impact of the copper industry in China, and the effects of governmental macro economic policy on the development and future of the industry. Of particular research interest was the comparative cost and environmental benefits of the processing of scrap copper over that of copper concentrate.  During her two most recent academic breaks, Ms. Poe has worked for the Pan Asia Group of Companies in China, as an assistant at a scrap refining facility and also at various mining facilities.

Mr. Clarence Foo

Mr. Clarence Foo was appointed to the Company’s Board of Directors on May 24, 2005. Mr. Foo graduated from the University of New South Wales in 1985, receiving a Bachelor of Medicine and a Bachelor of Surgery.  Since 2001, Mr. Foo has held an amalgamated practice with Mayne Health Medical Centre as a medical practitioner at Wetherill Park, Sydney with a special interest in Occupational Health and Industrial Medicine.  From 1999 to 2001, Mr. Foo was a private practitioner in Wetherhill Park. Mr. Foo has also served as a Medical Director of both Pacific Medical Centre and Highview Medical Centre in Blacktown, NSW.

Mr. William L. Melvin

On May 25, 2005, Mr. Melvin was appointed as the Company’s Chief Financial Officer. Since January, 2004, Mr. Melvin has been the Managing Director of Vistech Corporation, in Westport, Connecticut, a boutique investment bank which specializes in mergers and acquisitions advisory services, project finance and corporate finance.  At the same time, Mr. Melvin provides his independent consulting services from his offices in San Diego, California.  From April 2002 to December 2003, Mr. Melvin was a financial consultant in the retail investment unit of Citigroup Global Markets, Inc. for Smith Barney Citigroup in San Diego, specializing in alternative investments and responsible for estate and insurance planning.  From 1998 to 2002, Mr. Melvin was the Managing Director and was a Co-Founder of Centurion USA, LLC, a mergers and acquisitions and project finance advisory boutique, in San Diego. Mr. Melvin earned a Masters of Philosophy from Trinity Hall, Cambridge University (UK) and B.A. from Georgetown University, Washington, D.C.

Mr. George Chua

On May 25, 2005, Mr. Chua was appointed as the Company’s Chief Operating Officer. Mr. Chua currently holds a long term business relationship with DaiEi Papers(S) Ltd. in Pasig City, Metro Manila.  Since January, 2005 Mr. Chua has been a Business Consultant with DaiEi Papers(S) Ltd. and from May 1994 to December 2004 he was a Country/Branch Manager. Mr. Chua has also acted as a Director and a Management Consultant for Queensland Commodities Inc. in Makati, Metro Manila from August 1992 until August 1996.  Mr. Chua is fluent in the English and Taglog languages and is conversational in Mandarin Chinese and the Taiwanese dialect. Mr. Chua graduated from De La Salle University Philippines-Metro Manila-Pasay City in 1980 with a Bachelor of Science Degree in Industrial Management Engineering and a Minor in Mechanical Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Vancouver, BC, Canada, this 6th day of June 2005.

TERRA NOSTRA RESOURCES CORP.

By: /s/ Donald C. Nicholson , Jr.

Name:  Donald C. Nicholson, Jr.

Title:    President and Secretary